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                                                            EXHIBIT 23



                     Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-42074) pertaining to the Salary Reduction Plan for Hourly Employees of IMC Global Operations Inc. Represented by United Steelworkers of America at Carlsbad, New Mexico of our report dated May 7, 1999, with respect to the financial statements and supplemental schedules of the Salary Reduction Plan for Hourly Employees of IMC Global Operations Inc. Represented by United Steelworkers of America at Carlsbad, New Mexico included in this Annual Report (Form 11-K) for the year ended December 31, 1998.




Chicago, Illinois                       Ernst & Young, LLP
June 25, 1999